Source: *Sezzle*

June 20, 2024 08:18 ET

Sezzle Authorizes New $15 Million Stock Repurchase Program

Minneapolis, MN, June 20, 2024 (GLOBE NEWSWIRE) -- **Sezzle Inc. (NASDAQ:SEZL)** (**Sezzle** or **Company**) // Purpose-driven digital payment platform, Sezzle, today announced that the Company's Board of Directors (the "Board") has authorized the repurchase of an additional $15.0 million of the Company's common stock after completing its $5.0 million stock repurchase plan announced on December 22, 2023. The manner, timing and amount of any purchase will be based on an evaluation of market conditions, stock price and other factors.

"Our confidence in the Company's continued momentum allows the Board to authorize a new $15 million stock repurchase program," stated Charlie Youakim, Sezzle Chairman and CEO. *"We remain committed to maximizing shareholder value through a disciplined capital allocation policy that will drive growth and maintain adequate liquidity."*

Repurchases under the program will be made in open market transactions in compliance with the Securities and Exchange Commission Rule 10b-18 and federal securities laws. The stock repurchase program does not obligate the Company to acquire any particular amount of common stock, and it may be extended, suspended or discontinued at any time at the Company's discretion.

Contact Information

Lee Brading, CFA	**Erin Foran**
Investor Relations	Media Enquiries
+1 651 240 6001	+1 651 403 2184
InvestorRelations@sezzle.com	erin.foran@sezzle.com

About Sezzle Inc.

Sezzle is a fintech company on a mission to financially empower the next generation. Sezzle's payment platform increases the purchasing power for millions of consumers by offering interest-free installment plans at online stores and select in-store locations. Sezzle's transparent, inclusive, and seamless payment option allows consumers to take control over their spending, be more responsible, and gain access to financial freedom.

For more information visit sezzle.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations, whether stated or implied, regarding our financing plans and other future events.

Forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," and other words of similar meaning. These forward-looking statements address various matters including statements regarding the timing or nature of future operating or �nancial performance or other events. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: a change in our plans to effectuate our stock repurchase program; impact of the “buy-now, pay-later” (“BNPL”) industry becoming subject to increased regulatory scrutiny; impact of operating in a highly competitive industry; a change in our ability to remain listed on the Nasdaq Capital Market; impact of macro- economic conditions on consumer spending; our ability to increase our merchant network, our base of consumers and underlying merchant sales (UMS); our ability to effectively manage growth, sustain our growth rate and maintain our market share; our ability to meet additional capital requirements; impact of exposure to consumer bad debts and insolvency of merchants; impact of the integration, support and prominent presentation of our platform by our merchants; impact of any data security breaches, cyberattacks, employee or other internal misconduct, malware, phishing or ransomware, physical security breaches, natural disasters, or similar disruptions; impact of key vendors or merchants failing to comply with legal or regulatory requirements or to provide various services that are important to our operations; impact of the loss of key partners and merchant relationships; impact of exchange rate �uctuations in the international markets in which we operate; our ability to protect our intellectual property rights; our ability to retain employees and recruit additional employees; impact of the costs of complying with various laws and regulations applicable to the BNPL industry in the United States and Canada; and our ability to achieve our public bene�t purpose and maintain our B Corporation certi�cation. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company's �lings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties, including but not limited to those risks described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023 �led with the SEC on February 29, 2024. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company's business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.